                                 EXHIBIT 99.2
                     Financial Statements of Landmark Bank
                            as of December 31, 1996

                                 LANDMARK BANK

                                FINANCIAL REPORT

                               DECEMBER 31, 1996







                             A.M. PEISCH & COMPANY
                         CERTIFIED PUBLIC ACCOUNTANTS

                                -  SINCE 1920 -

                                    CONTENTS

                                                       Page
INDEPENDENT AUDITOR'S REPORT                               1

CONSOLIDATED FINANCIAL STATEMENTS

 Consolidated balance sheets                               2
 Consolidated statements of income                         3
 Consolidated statements of stockholders' equity           4
 Consolidated statements of cash flows               5 and 6
 Notes to consolidated financial statements           7 - 22

                             A. M. PEISCH & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                                -- SINCE 1920 --



                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Landmark Bank


We have audited the accompanying consolidated balance sheets of Landmark Bank and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 1996, 1995 and 1994. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Landmark Bank and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years ended December 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.






January 23, 1997                   /s/ A.M. Peisch & Company
White River Junction, Vermont

                         LANDMARK BANK AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1996 and 1995

                                                           1996         1995
       ASSETS
Cash and due from banks                                 $ 1,934,409  $ 1,743,476
Federal funds sold                                          965,000    1,980,000
Securities available-for-sale, at fair value              1,795,567    9,523,269
Securities, held-to-maturity (approximate fair value
 1996 $3,745,231; 1995 $823,916)                          3,799,605      812,357
Loans, net                                               41,906,937   42,861,602
Premises and equipment, net                               2,586,928    2,652,038
Accrued interest receivable                                 252,498      341,795
Deferred income taxes                                       456,927      203,312
Investment in real estate                                   114,504      158,308
Other assets                                                663,378      486,887
                                                        -----------  -----------
                                                        $54,475,753  $60,763,044
                                                        -----------  -----------

  LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
 Deposits:
 Demand                                                 $ 3,887,390  $ 3,867,185
 NOW accounts                                             4,269,388    3,694,513
 Savings and money market                                12,700,403   12,017,434
 Time, $100,000 and over                                  6,517,373    7,986,106
 Other time                                              23,031,257   28,793,757
                                                        -----------  -----------
                                                         50,405,811   56,358,995
 Securities sold under repurchase agreements                274,569      303,953
 Accrued interest and other liabilities                     514,706      209,137
                                                        -----------  -----------
                                                         51,195,086   56,872,085
                                                        -----------  -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

 Series A convertible, noncumulative, perpetual
  preferred stock, $1 par value, $20 stated
  value; 600,000 shares authorized, 59,667
  issued and outstanding in 1996, 59,664 in 1995      1 ,094,064    1 ,094,004
Common stock, $1 par value; 865,658 shares
  authorized; 354,138 shares issued and
  outstanding                                            354,138       354,138
Additional paid-in capital                             2,826,281     2,826,281
Accumulated deficit                                 (    836,112) (    332,210)
Unrealized gain on securities
  available-for-sale, net                                  4,468        91,899
Unrealized loss on securities
  held-to-maturity, net                             (    162,172) (    143,153)
                                                     -----------   -----------
                                                       3,280,667     3,890,959
                                                     -----------   -----------
                                                     $54,475,753   $60,763,044
                                                     ===========   ===========

The notes to consolidated financial statements are an integral part of these statements.

                         LANDMARK BANK AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS 0F INCOME
                  Years Ended December 31, 1996, 1995 and 1994

                                                                            1996            1995            1994
Interest income:
 Interest and fees on loans                                             $4,010,642       $4,268,442       $3,196,57^
 Interest on investment securities:
  U.S. Treasury                                                            110,319          145,979           58,34^
  U.S. government agencies and mortgage-backed securities                  379,709          530,277          285,109
 Interest on federal funds sold                                            158,813          217,962           52,91^
                                                                        ----------       ----------       ----------
                                                                         4,659,483        5,162,660        3,592,93^
                                                                        ----------       ----------       ----------
Interest expense:
 Interest on deposits                                                    2,716,973        2,847,901        1,373,080
 Other interest expense                                                      8,451            9,662           18,478
                                                                        ----------       ----------       ----------
                                                                         2,725,424        2,857,563        1,391,558
                                                                        ----------       ----------       ----------
   Net interest income                                                   1,934,059        2,305,097        2,201,378

Provision for possible loan losses                                         361,000          205,483          203,013
                                                                        ----------       ----------       ----------
   Net interest income after provision for possible loan losses          1,573,059        2,099,614        1,998,365
                                                                        ----------       ----------       ----------
Other income:
 Service fees                                                               96,409           89,707           85,877
 Net gains on sales of securities available-for-sale                        91,869              -0-              841
 Gains on sale of loans                                                      6,995           63,989          162,550
 Secondary market loan fees                                                 72,724          111,408          137,265
 Other                                                                     133,094          146,713          174,663
                                                                        ----------       ----------       ----------
                                                                           401,091          411,817          561,196
                                                                        ----------       ----------       ----------
Other expenses:
 Salaries and employee benefits                                          1,265,510        1,165,997        1,056,710
 Advertising and promotion                                                 113,163          135,297          138,503
 Occupancy expenses                                                        141,997          243,049          214,875
 Equipment rentals, depreciation and maintenance                           275,759          250,553          193,791
 Other operating expenses                                                  836,623          690,237          588,696
                                                                        ----------       ----------       ----------
                                                                         2,633,052        2,485,133        2,192,575
                                                                        ----------       ----------       ----------
   Income (loss) before income taxes                                   (   658,902)          26,298          366,986

Income tax expense (benefit)                                           (   155,000)           5,315          140,632
                                                                        ----------       ----------       ----------

      Net income (loss)                                                ($  503,902)      $   20,983       $  226,354
                                                                        ==========       ==========       ==========
Earnings (loss) per share on weighted average number
 of common and common equivalent shares                                ($     1.42)     ($      .20)      $      .34
                                                                        ==========       ==========       ==========
Weighted average number of common and common
 equivalent shares                                                      $  354,138       $  354,138       $  354,138
                                                                        ==========       ==========       ==========


The notes to consolidated financial statements are an integral part of these statements.

                        LANDMARK BANK AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS 0F STOCKHOLDERS' EQUITY
                 Years Ended December 31, 1996, 1995 and 1994

                                                                                         Unrealized Gain (Loss) on Securities
                                                         Additional                             Available-     Held-to
                             Preferred     Common         Paid-in           Accumulated          for-Sale,    Maturity,
                               Stock        Stock         Capital             Deficit               net          net       Totals
                             ----------  ----------  -----------------   -----------------      -----------  -----------  ---------

Balances, December 31, 1993  $  956,864    $354,138          $2,826,281     ($  380,601)        (    $9,841)  $     -0-  $3,746,841
Net income                          -0-         -0-                 -0-         226,354                 -0-         -0-     226,354
Issuance of preferred stock      60,000         -0-                 -0-             -0-                 -0-         -0-      60,000
Preferred stock dividends
 declared                           -0-         -0-                 -0-     (   l06,337)                -0-         -0-   ( 106,337)

Reinvested preferred stock
 dividends                       42,960         -0-                 -0-             -0-                 -0-         -0-      42,960
Increase in unrealized loss
 on securities
 available-for-sale, net            -0-         -0-                 -0-             -0-         (   182,490)        -0-    (182,490)
Unrealized loss on
 transfer of securities
 from available-for-sale to
 held-to-maturity                   -0-         -0-                 -0-             -0-             163,750  (  l63,750)        -0-
Amortization of unrealized
 loss on securities
 transferred to
 held-to-maturity                   -0-         -0-                 -0-             -0-                 -0-       4,120       4,120
                             ----------    --------          ----------      ----------          ----------  ----------   ---------

Balances, December 31, 1994   1,059,824     354,138           2,826,281     (   260,584)         (   28,581) (  159,630)  3,791,448
Net income                          -0-         -0-                 -0-          20,983                 -0-         -0-      20,983
Preferred stock dividends
 declared                           -0-         -0-                 -0-     (    92,609)                -0-         -0-     (92,609)
Reinvested preferred
 stock dividends                 34,180         -0-                 -0-             -0-                 -0-         -0-      34,180
Increase in unrealized
 gain on securities
 available-for-sale, net            -0-         -0-                 -0-             -0-             120,480         -0-     120,480
Amortization of unrealized
 loss on securities
 transferred to
 held-to-maturity                   -0-         -0-                 -0-             -0-                 -0-      l6,477      l6,477
                             ----------    --------          ----------       ---------          ----------  ----------   ---------

Balances, December 31,1995    1,094,004     354,138           2,826,281     (   332,210)             91,899  (  143,153)  3,890,959
Net income (loss)                   -0-         -0-                 -0-     (   503,902)                -0-         -0-    (503,902)

Issuance of preferred stock          60         -0-                 -0-             -0-                 -0-         -0-          60
Decrease in unrealized
 gain on securities
 available-for-sale, net            -0-         -0-                 -0-             -0-            (124,668)        -0-    (124,668)

Amortization of unrealized
 loss on securities
 transferred to
 held-to-maturity                   -0-         -0-                 -0-             -0-                 -0-      18,218      18,218

Unrealized loss on
 transfer of securities
 from available-for-sale to
 held-to-maturity                   -0-         -0-                 -0-             -0-              37,237  (   37,237)        -0-
                             ----------    --------          ----------       ---------          ----------  ----------  ----------

Balances, December 31, 1996  $1,094,064    $354,138          $2,826,281     ($  836,112)         $    4,468  ($ 162,172) $3,280,667

                             ==========    ========          ==========       =========          ==========  ==========  ==========

The notes to consolidated financial statements are an integral part of these statements.

                         LANDMARK BANK AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1996, 1995 and 1994

                                                                    1996                       1995                       1994
CASH FLOWS FROM OPERATING ACTIVITIES

 Net income (loss)                                              ($   503,902)              $    20,983                $   226,354
 Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
    Depreciation and amortization                                    214,583                   178,485                    133,179
    Provision for loan losses                                        361,000                   205,483                    203,013
    Net gains on sale of securities available-for-sale          (     91,869)                      -0-               (        841)
    Gains on sale of loans                                      (      6,995)             (     63,989)              (    162,550)
    Gain on sale of investment in real estate                   (     14,789)                      -0-                        -0-
    Decrease in loans held for sale                                      -0-                       -0-                    174,898
    Amortization (accretion) net                                      30,627              (     94,615)              (     43,426)
    Provision for deferred income taxes                         (    155,000)             (     10,615)                    23,548
    Increase in accrued interest receivable
     and other assets                                           (    126,634)             (    243,097)              (    190,080)
    Increase in deferred loan costs                             (     44,397)             (     33,357)              (     27,908)
    Increase (decrease) in accrued interest and
     other liabilities                                               230,569              (     97,451)                   140,785
                                                                 -----------               -----------                -----------
     Net cash provided by (used in) operating activities        (    106,807)             (    138,173)                   476,972
                                                                 -----------               -----------                -----------


CASH FLOWS FROM INVESTING ACTIVITIES

   Decrease (increase) in federal funds sold                       1,015,000              (    650,000)                   529,000
   Purchases of securities available-for-sale                   (  7,473,462)             (    499,766)              (  1,977,929)
   Proceeds from sales and maturities of securities
    available-for-sale                                            11,837,288                   581,443                    241,921
   Purchases of securities held-to-maturity                              -0-                       -0-               (  7,807,934)
   Proceeds from maturities of securities
    held-to-maturity                                                 272,246                   827,263                    146,229
   Net decrease (increase) in loans                                  645,057              (  2,505,059)              ( 13,070,481)
   Purchase of promises and equipment                           (     61,666)             (  2,257,413)              (    129,159)
   Purchase of real estate held for investment                           -0-              (        936)              (    157,383)
   Proceeds from sale of real estate held for investment              45,785                       -0-                        -0-
                                                                 -----------               -----------                -----------
     Net cash provided by (used in) investing activities           6,280,248              (  4,504,468)              ( 22,225,736)
                                                                 -----------               -----------                -----------


CASH FLOWS FROM FINANCING ACTIVITIES

 Net increase (decrease) in demand deposits,
  NOW accounts, savings and money market                           1,278,049              (  8,959,417)                15,157,463
 Net (decrease) increase in time deposits                       (  7,231,233)               13,327,509                  7,488,351
 Net (decrease) increase in repurchase agreements               (     29,384)                   83,751               (    130,695)
 Decrease in capital lease obligations                                   -0-              (     38,910)              (     81,876)
   Proceeds from sale of preferred stock                                  60                       -0-                     60,000
   Dividends paid, net of reinvestment                                   -0-              (     40,486)              (     63,377)
                                                                 -----------               -----------                -----------
     Net cash provided by (used in) financing activities        (  5,982,508)                4,372,447                 22,429,866
                                                                 -----------               -----------                -----------
    Net increase (decrease) in cash and cash equivalents             190,933              (    270,194)                   681,102

Cash and cash equivalents
Beginning                                                          1,743,476                 2,013,670                  1,332,568
                                                                 -----------               -----------                -----------
Ending                                                            $1,934,409                $1,743,476                $ 2,013,670
                                                                 ===========               ===========                ===========

                                  (Continued)

The notes to consolidated financial statements are an integral part of these statements.

                         LANDMARK BANK AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1996, 1995 and 1994
                                  (Continued)

                                                    1996          1995          1994
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
  Interest paid                                  $ 2,727,140   $ 2,859,592   $ 1,288,156
                                                 ===========   ===========   ===========
  Income taxes paid (received)                  ($    32,299)  $   183,980   $    78,969
                                                 ===========   ===========   ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
 AND FINANCING ACTIVITIES
 Increase (decrease) in unrealized gain on
 securities available-for-sale                  ($   139,947)  $   192,769  ($    35,888)
                                                 ===========   ===========   ===========

Transfer of securities available-for-sale to
 securities held-to-maturity (fair value)        $ 3,040,086   $       -0-   $   838,000
                                                 ===========   ===========   ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1.  Significant Accounting Policies

         The accounting policies of Landmark Bank and subsidiaries (the Bank) are in conformity with generally accepted accounting principles and general practices within the banking industry. The following is a description of the more significant policies.


           Basis of consolidation

           The consolidated financial statements include the accounts of Landmark Bank and its wholly owned subsidiaries, Landmarkbanc Realty Holdings Corp. and Landmark Bank Mortgage Corporation. These subsidiaries were established in 1995 for the purposes of holding title to the bank building and opening a loan production office in Vermont. (Landmark Bank Mortgage Corporation has been inactive since its inception.) All significant intercompany accounts and transactions have been eliminated.

           Nature of operations

           The Bank provides a variety of financial services through its two branch locations to individuals and corporate customers in the City of Lebanon and the surrounding towns of Hanover, Enfield, and Plainfield, New Hampshire, as well as the Vermont towns of Norwich and Hartford. The Bank's primary deposit products are checking and savings accounts and certificates-of-deposit. Its primary lending products are commercial, real estate and consumer loans.

           Concentration of risk

           The Bank's operations are affected by various risk factors, including interest rate risk, credit risk and risk from geographic concentration of lending activities. Management attempts to manage interest rate risk through various asset/liability management techniques designed to match maturities of assets and liabilities. Loan policies and administration are designed to provide assurance that loans will only be granted to credit-worthy borrowers, although credit losses are expected to occur because of subjective factors and factors beyond the control of the Bank. Although the Bank has a diversified loan portfolio and economic conditions are stable, most of its lending activities are conducted within the geographic area where it is located. As a result, the Bank and its borrowers may be especially vulnerable to the consequences of changes in the local economy. In addition, a substantial portion of the Bank's loans are secured by real estate.

           Earnings per share

           Earnings per share are computed based on the weighted average number of common and common equivalent shares outstanding during the year.

          Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          A material estimate that is particularly susceptible to significant change relates to the determination of the allowance for losses on loans. In connection with the determination of this allowance, management obtains independent appraisals for significant properties securing the loans. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio is susceptible to changes in local market conditions.

          While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

          Presentation of cash flows

          For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, cash items in the process of clearing, and amounts due from banks. The statement of cash flows for the year ended December 31, 1994 has been restated using the indirect method to conform with the 1996 and 1995 presentations.

          Investment securities

          Debt securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premium and accretion of discounts using methods approximating the interest method. Other marketable securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in stockholders' equity, net of tax. Cost of securities sold is recognized using the specific identification method.

          Interest income on floating rate bonds is recognized on a level-yield basis over the life of the related bonds.

          Loans held for sale

          Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income

          Loans

          The Bank adopted Financial Accounting Standards Board (FASB) Statement No. 114 (as amended by Statement No. 118), Accounting by Creditors for Impairment of a Loan, effective January 1, 1995. This statement is considered the primary source of authoritative guidance for determining allowances relating to specific loans. The effect of adoption of this statement was immaterial to the Bank's financial statements.

          Loans are stated at the amount of unpaid principal, increased by deferred costs and reduced by an allowance for possible loan losses and deferred gains on loan sales.

          Loan origination and commitment fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan's yield. The Bank is generally amortizing these amounts over the contractual life.

          The Bank periodically sells certain interests (for example, the guaranteed portions) in U.S. Small Business Administration loans. At the time the portion of the loan is sold, the Bank allocates its recorded investment in the loan between the portion of the loan sold and the portion retained, including any excess servicing, based on their relative fair values. This allocation is used to determine the gain or loss on the portion of the loan sold and the carrying amount of the portion retained. The excess servicing receivables and deferred loan gains resulting from such sales are amortized over the estimated life using a method approximating the interest method.

          Loan interest income is accrued daily on the outstanding balances. Accrual of interest is discontinued when a loan is specifically determined to be impaired or management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful.

          Any unpaid interest previously accrued on those loans is reversed from income. Interest income is generally not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are generally applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

          Mortgage servicing

          In May, 1995, the FASB issued Statement No. l22, Accounting for Mortgage Servicing Rights, an amendment to FASB Statement No. 65, which became effective January 1, 1996. This statement requires the Bank to recognize rights to service mortgage loans for others as separate assets, however those rights are acquired. The statement also requires that capitalized mortgage servicing rights be amortized in proportion to, and over the period of, estimated net servicing revenues. The effect of adoption of this statement was immaterial to the Bank's consolidated financial statements.

          Allowance for possible loan losses

          The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

          Premises and equipment

          Premises and equipment are stated at cost less accumulated depreciation. The provision for depreciation is computed over the estimated useful life of the related asset, principally by the straight-line method. Improvements to leased property are amortized over the lesser of the term of the lease or the life of the improvements. The cost of assets sold or otherwise disposed of and the related allowance for depreciation are eliminated from the accounts and the resulting gains or losses are reflected in the income statement. Maintenance and repairs are charged to current expenses as incurred and the cost of major renewals and betterments are capitalized.

          Investment in real estate

          Investment in real estate consists of residential property adjacent to the Bank's main office. The property is carried at the lower of carrying amount or fair value less cost to sell and is currently for sale by the Bank.

          Pension costs

          Pension costs relating to the Bank's 401 (k) plan are charged to employee benefits expense and are funded as accrued.

          Advertising costs

          The Bank expenses advertising costs as incurred.

         Income taxes

         The Bank recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Bank's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. Adjustments to the Bank's deferred tax assets are recognized as deferred income tax expense or benefit based on management's judgments relating to the realizability of such asset.

         Off-balance-sheet financial instruments

         In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

         Fair values of financial instruments

         In December, 1996, the FASB issued Statement No. 126, Exemption from Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities, which became effective immediately. Statement No. 126 exempts some entities from disclosing the fair value of its financial instruments (as required by Statement No. 107) if certain conditions are met. The Bank is no longer required to disclose the fair values of its financial instruments under the new statement and has elected to omit disclosure of this information in its financial statements.

         Reclassifications

         Certain amounts in the 1994 financial statements have been reclassified to conform with the 1996 and 1995 presentations.

Note 2.  Restrictions on Cash and Due From Banks

         The Bank is required to maintain reserve balances in cash with the Federal Reserve Bank. The total of those reserve balances was approximately $101,000 and $98,000 at December 31, 1996 and 1995, respectively.

Note 3.  Investment Securities

         Securities available-for-sale (AFS) and held-to-maturity (HTM) consist of the following at December 31, 1996 and 1995:

                                             Gross       Gross
                               Amortized   Unrealized  Unrealized     Fair
                                  Cost       Gains       Losses      Value
          Securities AFS:

           December 31, 1996:
            U.S. Treasury      $1,496,553    $  1,815     $ 1,961  $1,496,407
            Mortgage-backed
             securities           272,626       8,897       2,058     279,465
            Collateralized
             mortgage
             obligations           19,295         400         -0-      19,695
                               ----------  ----------  ----------  ----------

                               $1,788,474    $ 11,112     $ 4,019  $1,795,567
                               ==========  ==========  ==========  ==========
           December 31, 1995:
            U.S. Treasury      $1,999,279    $  5,321     $   -0-  $2,004,600
            Mortgage-backed
             securities         7,348,236     143,454       1,895   7,489,795
            Collateralized
             mortgage
             obligations           28,714         160         -0-      28,874
                               ----------  ----------  ----------  ----------
                               $9,376,229    $148,935     $ 1,895  $9,523,269
                               ==========  ==========  ==========  ==========
          Securities HTM:

           December 31, 1996:
            U.S. Gov't.
             agencies          $  843,058    $    -0-     $65,819  $  777,239
            Collateralized
             mortgage
             obligations        2,956,547      11,445         -0-   2,967,992
                               ----------  ----------  ----------  ----------

                               $3,799,605    $ 11,445     $65,819  $3,745,231
                               ==========  ==========  ==========  ==========
           December 31, 1995:
            U.S. Gov't.
             agencies          $  812,357    $ 11,559     $   -0-  $  823,916
                               ==========  ==========  ==========  ==========

       U.S. Gov't. agencies classified as held-to-maturity at December 31, 1996 and 1995 consist of two Federal Home Loan Bank notes. The interest rates on these investments, which are considered structured notes, fluctuate based on changes in the LIBOR rate. These notes were transferred from the available-for-sale category to the held-to-maturity category at fair value in 1995. The unrealized loss of $163,750 (net of tax) at the time of the transfer is being amortized using a method approximating the interest method.

       Collateralized mortgage obligations classified as held-to-maturity at December 31, 1996 were initially considered as available-for-sale. These securities were transferred from the available-for-sale category to the held-to-maturity at fair value in 1996. The unrealized loss of $37,237 (net of tax) at the time of the transfer is being amortized using a method approximating the interest method.

        The FASB issued an implementation guide to Statement No.115 on Accounting for Certain Investments in Debt and Equity Securities which allowed the one time transfer of securities in the held-to-maturity classification to the available-for-sale classification between the period November 15 and December 31, 1995. In December, 1995 the Bank transferred mortgage-backed securities with an approximate amortized cost and fair value of $7,033,500 and $7,173,500, respectively, from the held-to-maturity classification to the available-for-sale classification. Under the implementation guide, this one time transfer did not call into question the intent of the Bank to hold other debt securities to maturity in the future.

        Proceeds from the sale of securities available-for-sale during 1996 were $10,475,872, resulting in gross realized gains and gross realized losses of $135,329 and $43,460, respectively. No securities available-for-sale were sold in 1995. Proceeds from the sale of securities available-for-sale during 1994 were $119,776, resulting in gross realized gains of $841.

        The maturities of investment securities at December 31, 1996 were as follows:



                                                         Amortized      Fair
                                                           Cost        Value
          Securities AFS:
           Due in one year or less                      $1,000,276  $  999,531
           Due from one to five years                      591,182     593,459
           Due from five to ten years                       12,765      13,356
           Due after ten years                             184,251     189,221
                                                        ----------  ----------

                                                        $1,788,474  $1,795,567
                                                        ==========  ==========

          Securities HTM:
           Due from one to five years                   $  458,450  $  447,500
           Due from five to ten years                    2,101,545   2,107,658
           Due after ten years                           1,239,610   1,190,073
                                                        ----------  ----------

                                                        $3,799,605  $3,745,231
                                                        ==========  ==========

       Expected maturities will differ from contractual maturities on mortgage-backed securities and collateralized mortgage obligations because borrowers may have the right to call or prepay obligations without call or prepayment penalties. The expected average lives of such securities are substantially less than the contractual lives of the underlying mortgage products.

       Investment securities with an amortized cost of $3,456,424 and $7,070,335 and a fair value of $3,469,086 and $7,200,120 at December 31, 1996 and 1995, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

Note 4.  Loans

         The composition of net loans is as follows:


                                                     ------December 31,-------
                                                         1996          1995
         Commercial and commercial real estate       $18,179,605   $19,035,529
         Real estate                                  21,269,779    20,679,143
         Consumer                                      3,308,153     3,801,630
                                                     -----------   -----------
                                                      42,757,537    43,516,302

         Allowance for loan losses                  (    906,901) (    659,427)
         Net deferred loan costs                          79,081        34,684
         Deferred gains on loan sales               (     22,780) (     29,957)
                                                     -----------   -----------

               Loans, net                            $41,906,937   $42,861,602
                                                     ===========   ===========

         The total recorded investment in impaired loans, all of which had allowances determined in accordance with Statement No. 114 and No. 118, amounted to approximately $844,169 and $302,393 at December 31, 1996 and 1995, respectively. The average recorded investment in impaired loans amounted to approximately $679,681 and $302,393 for the years ended December 31, 1996 and 1 995, respectively. The allowance for loan losses related to impaired loans amounted to approximately $399,192 and $167,635 at December31, 1996 and 1 995, respectively.

         Interest income on impaired loans of $6,656 and $-0- was recognized for cash payments received in 1996 and 1995, respectively.

         The Bank has no commitments to loan additional funds to borrowers with impaired or nonaccrual loans.


Note 5.  Allowance for Possible Loan Losses

         Changes in the allowance for possible loan losses are as follows:

                                             -----------December 31,-----------
                                                 1996         1995      1994
         Balance, beginning                  $  659,427   $  465,000   $264,971
         Provision charged to
          operating expense                     361,000      205,483    203,013
         Recoveries of amounts
          charged off                             6,400           20        -0-
                                             ----------   ----------   --------
                                              1,026,827      670,503    467,984

         Amounts charged off                (   119,926) (    11,076) (   2,984)
                                             ----------   ----------   --------

         Balance, ending                       $906,901     $659,427   $465,000
                                             ==========   ==========   ========


Note 6.    Premises and Equipment

           Premises and equipment were as follows:

                                                ----------December 31,----------
                                                        1996            1995
                        Buildings                   $1,999,965        $1,999,965
                        Building improvements          260,400           235,925
                        Furniture and equipment      1,068,125           945,494
                                                    ----------        ----------
                                                     3,328,490         3,181,384
                        Less accumulated
                         depreciation                  741 562           529,346
                                                    ----------        ----------

                                                    $2,586,928        $2,652,038
                                                    ==========        ==========

           Depreciation included in occupancy and equipment expense amounted to $212,215, $162,261 and $115,572 for the years ended December 31,
           1996, 1995 and 1994, respectively, of which $170,455, $152,969 and
           $109,931, respectively, represented equipment depreciation.

Note 7.    Deposits

           The scheduled maturities of certificates of deposit at December 31, 1996 were as follows:

                                                               December 31,
                                                                   1996
              1997                                             $24,848,706
              1998                                               3,558,931
              1999                                                 487,726
              2000                                                 517,633
              2001 and thereafter                                  135,634
                                                               -----------

                                                               $29,548,630
                                                               ===========

           Included in time deposits on the balance sheets at December 31, 1996 and 1995 are out-of-area certificates of deposit (brokered deposits) of approximately $1,674,000 and $2,179,420, respectively, which are considered volatile liabilities. Interest rates on these deposits, typically one-half percent higher than those offered in the normal course of business, range from 5.2% to 5.9%. These certificates mature in one year or less.

           Deposit accounts with related parties approximated $264,322 and $316,000 at December 31, 1996 and 1995, respectively.

Note 8.    Defined Contribution Plan

           The Bank has established a 401(k) profit sharing plan which covers all employees who are at least 21 years of age and who have completed three months of service. Eligible employees may contribute a percentage of their annual compensation to the plan each year. The Bank matches a certain portion of employee contributions. For the years ended December 31, 1996, 1995 and 1994, the Bank matched $4,156, $5,948 and $6,277, respectively, of employee contributions under this plan.

           The Bank may also make additional discretionary contributions to the plan on behalf of employees who meet the eligibility requirements. These contributions are allocated based on the annual salary of the participants. No additional discretionary contributions were made for 1996, 1995 and 1994.

           All plan members become fully vested after five years of service.


Note 9.    Income Taxes

           The Bank prepares its federal income tax return on a consolidated basis (Note 1). Federal income taxes are allocated to members of the consolidated group based on taxable income. State income tax returns are filed individually by each member of the consolidated group.

           Income tax expense (benefit) for the years ended December 31, 1996 and 1995 and 1994 were as follows:

                                  -----------December 31,----------
                                     1996        1995       1994

            Currently payable:
             Federal              $      -0-   $  15,930   $103,932
             State                       -0-         -0-     13,152
             Deferred               (155,000)   ( 10,615)    23,548
                                     -------     -------   --------

                                   ($155,000)  $   5,315   $140,632
                                    ========    ========   ========

           Income tax expense included in the statements of income differs from that computed at the statutory rate of 34% primarily because of expenses deductible for financial reporting purposes that are not deductible for tax purposes and the effect of the surtax exemption.

           Temporary differences giving rise to deferred taxes consist primarily of start-up costs capitalized for tax purposes but expensed for financial reporting purposes, nondeductible provisions for loan losses, and net operating loss carryforwards.

           At December 31, 1996 and 1995 gross deferred tax assets and gross deferred tax liabilities were as follows:

                                                      1996      1995
             Gross deferred tax assets              $491,498  $288,650
             Less valuation allowance                    -0-       -0-
                                                    --------  --------

                                                     491,498   288,650
             Gross deferred tax liabilities           34,571    85,338
                                                    --------  --------

                   Net deferred tax asset           $456,927  $203,312
                                                    ========  ========

           There was no change in the deferred tax asset valuation allowance during 1996 and 1995. The Bank has a net operating loss carryforward of approximately $174,223 available through 2011.

Note 10.   Related Party Transactions

           The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), all of which have been, in the opinion of management, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

           Aggregate loan transactions with related parties were as follows:

                                               ------December 31,------
                                                  1996          1995
             Balance, beginning                $1,178,297    $1,114,272
             New loans                            719,103       665,716
             Repayments                       (   723,351)  (   601,691)
                                               ----------    ----------

             Balance, ending                   $1,174,049    $1,178,297
                                               ==========    ==========

           The Bank formerly leased its offices from an affiliated corporation, of which most of its stockholders were directors of the Bank (Note
           12). In August, 1995, the Bank's wholly owned subsidiary, Landmarkbanc Realty Holdings Corp., purchased the building from the affiliated corporation for $1,999,965, including closing costs.

Note 11.   Repurchase Agreements

           Repurchase agreements generally mature within one to four days from the transaction date and are collateralized by securities in the Bank's investment portfolio.

           The maximum amount of repurchase agreements outstanding at any month-end during 1996 and 1995 was $359,207 and $392,200, respectively; the monthly average amount of repurchase agreements outstanding during 1996 and 1995 was $281,909 and $259,111, respectively.

           All securities collateralizing repurchase agreements are under the Bank's control.


Note 12.   Leases

           The Bank was the lessee of certain computer equipment under capital leases which expired in 1995. Amortization of assets held under capital leases is included in depreciation expense. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The Bank purchased the computer equipment upon expiration of the leases.

           The Bank leased its main office space from a related party (Note 10) under an operating lease until August, 1995. Subsequent to that date, the Bank leases its main office space from Landmarkbanc Realty Holdings Corp., a wholly- owned subsidiary. The lease has a term of fifteen years. All costs and expenses relating to the leased property, including taxes, insurance, and repairs and maintenance are paid by the Bank.

           The Bank also leases branch office facilities in West Lebanon, New Hampshire. The lease has an initial term of ten years which commenced on October 1, 1995, with two five year renewal periods. The Bank is responsible for the payment of utilities and taxes relating to the leased property.

           Approximate minimum future lease payments as of December 31, 1996, assuming no renewal options are exercised, for each of the next ten years and in the aggregate are:

                1997                                              $ 47,400
                1998                                                47,400
                1999                                                47,400
                2000                                                47,400
                2001                                                47,400
                Subsequent to 2001                                 177,750
                                                                  --------

                                                                  $414,750
                                                                  ========

           Rent expense paid in connection with these leases for the years ended December 31, 1996, 1995 and 1994 amounted to $47,400, $119,357 and
           $123,185, respectively.

Note 13.   Financial Instruments with Off-Balance-Sheet Risk

           The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees, and interest rate caps and floors written on adjustable rate loans. Such instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

           The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit and financial guarantees is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest rate caps and floors written on adjustable rate loans, the contractual amounts or notional amounts do not represent exposure to credit loss. The Bank controls the risk of interest rate cap agreements through credit approvals, limits and monitoring procedures.

           The Bank generally requires collateral or other security to support financial instruments with credit risk.

                                                          1996          1995
             Financial instruments whose contract
               amounts represent credit risk:
                 Commitments to extend credit          $5,595,111     $8,529,323
                                                       ==========     ==========
                 Standby letters of credit and
                   commercial letters of credit        $  250,000     $  152,741
                                                       ==========     ==========

           Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.

           Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

           Standby letters of credit and financial guarantees are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

           The Bank enters into a variety of interest rate contracts, including interest rate caps and floors written on adjustable rate loans in managing its interest rate exposure. Interest rate caps and floors on loans written by the Bank enables customers to transfer, modify, or reduce their interest rate risk.


Note 14.   Commitments and Contingencies

           In the normal course of business, the Bank is involved in various legal proceedings. In the opinion of management, after consulting with the Bank's legal counsel, any liability resulting from such proceedings would not have a material adverse effect on the Bank's financial statements.

           The Bank has executed an agreement allowing it to obtain credit from the Federal Reserve Bank. Should the Bank utilize this credit, certain portions of the investment and loan portfolios would be pledged as collateral against the borrowings.


Note 15.   Preferred Stock

           During the period October, 1992 to January, 1994, the Bank offered for sale 100,000 shares of Series A $20 convertible, noncumulative, perpetual preferred stock, par value $1.00 per share, stated value $20 per share, in which a total of 55,500 shares were issued. Offering costs of $99,276 were charged to the preferred stock account in connection with the offerings.

           At their option, holders of Series A preferred stock have the right to convert any share of preferred stock into two fully-paid shares of common stock. Noncumulative dividends may be paid quarterly on this preferred stock, subject to declaration of the Board of Directors of the Bank. Any dividends declared may be automatically reinvested at the option of the holders of the preferred stock.

           A total of 600,000 shares of preferred stock are authorized, with 100,000 shares reserved for the dividend reinvestment plan. The total number of shares of preferred stock outstanding at December 31, 1996 and 1995, including shares issued pursuant to the dividend reinvestment plan, was 59,667 and 59,664, respectively.

           In the event of the liquidation, dissolution or winding up of the Bank, the liquidation preference of the preferred stock shareholders, if any, would be fixed by the Board of Directors in accordance with applicable law and the terms of the resolution which established the Series A preferred stock.


Note 16.   Warrants

           The Bank has issued and delivered warrants to purchase shares of common stock to certain of its organizers and to the underwriter of its initial public offering.

           Transferable warrants to purchase an aggregate of 59,000 shares of common stock at a purchase price of $10.00 per share were issued on July 31, 1992 to certain organizers of the Bank, pursuant to a Warrant Resolution adopted by the Board of Directors on June 13, 1991. Further, pursuant to the terms of a Warrant Agreement dated March 28, 1991 among the Bank and the underwriter, the Bank is obligated to issue and deliver, upon payment of consideration of $100, transferable warrants to purchase an aggregate of 2,620 shares of common stock at a purchase price of $12.00 per share. The warrants expired in 1996.


Note 17.   Regulatory Matters

           The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

           Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below, dollars in thousands) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

           As of December 31, 1996, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

           The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                       Minimums To be well
                                                                     Minimums           Capitalized Under
                                                                    For Capital         Prompt corrective
                                                                 Adequacy Purposes:     Action Provisions:

                                                   Actual  Actual
                                                   Amount   Ratio   Amount         Ratio   Amount   Ratio
                                                   ------  ------   ------         -----   ------   -----
         As of December31, 1996:

           Total capital (to
            risk weighted
            assets)                                $3,895  10.6%  $2,952           8.0%   $3,690   10.0%
           Tier I capital
            (to risk weighted
            assets)                                $3,428   9.3%  $1,476           4.0%   $2,214    6.0%
           Tier I capital
            (to average assets)                    $3,428   6.0%  $2,291           4.0%   $2,864    5.0%

           As of December 31, 1995, the Bank was considered well capitalized under these guidelines.

           New Hampshire law places restrictions on the Bank's ability to pay dividends. The Board of Directors may declare and pay dividends only to the extent that there is no impairment of the Bank's guaranty fund. The Bank must maintain a guaranty fund equal to 3 percent of the amount of all deposits in excess of $1,000,000. The guaranty fund consists of all capital stock in excess of $100,000 plus such additional amounts, transferred from net earnings, as may be necessary to make up the required amount.


Note 18.   Subsequent Events

           On January 22, 1997, the Bank was merged with and into Lake Sunapee Bank, fsb, pursuant to certain Articles of Combination filed with the Office of Thrift Supervision. The Bank's outstanding preferred stock was converted to common stock pursuant to the merger agreement and the applicable provisions of the authorizing resolution adopted by the Board of Directors which created the Series A preferred stock. The transaction was treated as a purchase of the Bank by Lake Sunapee Bank, fsb for accounting purposes.